Registration No. 333-

                   ------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                         ----------------------------
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         -----------------------------
                     INTERNATIONAL SPECIALTY PRODUCTS INC.
            (Exact name of registrant as specified in its charter)

          Delaware                                51-0333696
          (State or other jurisdiction of         (I.R.S. Employer
          incorporation or organization)          Identification No.)

                             818 Washington Street
                          Wilmington, Delaware 19801
                   (Address of Principal Executive Offices)

                     INTERNATIONAL SPECIALTY PRODUCTS INC.
        1991 INCENTIVE PLAN FOR KEY EMPLOYEES AND DIRECTORS, AS AMENDED
                           (Full title of the plan)

                           Richard A. Weinberg, Esq.
                   Senior Vice President and General Counsel
                                1361 Alps Road
                            Wayne, New Jersey 07470
                                (201) 628-3520
                 (Name, Address and Telephone Number Including
                       Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE
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Title of                       Proposed Maximum  Proposed Maximum  Amount of
Securities to   Amount to Be   Offering Price    Aggregate         Registration
be Registered   Registered     Per Share (2)     Offering Price    Fee
-------------   ------------   ----------------  ----------------  ------------

Common Stock,
par value $.01  2,000,000
per Share       Shares(1)      $13.0625          $26,125,000       $7,916.67
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(1)  This registration statement also covers an indeterminate number of shares of common stock of International Specialty Products Inc. which may be issuable by reason of stock dividends, stock splits or similar transactions.

(2) Determined in accordance with Rule 457(h)(i) under the Securities Act of 1933, based on the average of the high and low prices of the shares as reported by the New York Stock Exchange on May 13, 1997.

     The contents of the Registrant's Registration Statements on Form S-8 (File Nos. 33-54724 and 33-92518) are incorporated by reference herein.

                                    PART II

Item 5.  Interests of Named Experts and Counsel

Richard A. Weinberg, who is rendering an opinion in connection with this filing, is Senior Vice President, General Counsel and Secretary of the Registrant and has been granted options to acquire 37,410 shares of the Registrant's common stock pursuant to the Registrant's 1991 Incentive Plan for Key Employees and Directors, as amended, and options to acquire 31,970 shares of redeemable convertible preferred stock of ISP Holdings Inc., the owner of approximately 83.5% of the Registrant's common stock.

Item 8.  Exhibits

 5.      Opinion of Richard A. Weinberg, Esq.

23.1     Consent of Arthur Andersen LLP

23.2     Consent of Richard A. Weinberg, Esq.*

24.      Power of Attorney (See Signature Page).

99.1 Form of 1991 Incentive Plan for Key Employees and Directors, as amended (the "Plan") (incorporated by reference to Exhibit 99 to the Registrant's Registration Statement on Form S-8, Registration No. 33-92518).

99.2     Amendment No. 1 to the Plan (incorporated by reference to Exhibit
        10.10 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996)

99.3     Amendment No. 2 to the Plan.

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*Included in Exhibit 5.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Wayne, State of New Jersey on May 19, 1997.

                              INTERNATIONAL SPECIALTY
                              PRODUCTS INC.

                              By:  /s/Richard A. Weinberg
                                   ----------------------
                                   Richard A. Weinberg
                                   Senior Vice President &
                                   General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 19, 1997, by the following persons in the capacities indicated. Each of the undersigned officers and directors of International Specialty Products Inc. hereby severally constitutes Richard A. Weinberg and James P. Rogers, and each of them, his true and lawful attorney, with full power to each of them acting alone, to sign for him, and in his name and in the capacities indicated below, any and all amendments to the foregoing registration statement filed with the Securities Exchange Commission.

          Signature                         Title
          ---------                         -----

     /s/Samuel Heyman
     ------------------
     Samuel Heyman                       Chairman of the Board of Directors
                                         and Chief Executive Officer

     /s/Peter R. Heinze
     ------------------
     Peter R. Heinze                     President and Chief Operating Officer;
                                         Director

     /s/Carl R. Eckardt
     ------------------
     Carl R. Eckardt                     Executive Vice President; Director

     /s/Harrison Goldin
     ------------------
     Harrison Goldin                     Director

     /s/Charles M. Diker
     -------------------
     Charles M. Diker                    Director

     /s/Sanford Kaplan
     -------------------
     Sanford Kaplan                      Director


     -------------------
     Burt Manning                        Director

     /s/Randall R. Lay
     -------------------
     Randall R. Lay                      Vice President and Chief Financial
                                         Officer (Principal Financial and
                                         Accounting Officer)

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.          Description
-----------          -----------

 5.                  Opinion of Richard A. Weinberg, Esq.

23.1                 Consent of Arthur Andersen LLP

23.2                 Consent of Richard A. Weinberg, Esq.*

24.                  Power of Attorney (See Signature Page).

99.1                 Form of 1991 Incentive Plan for Key Employees and
                    Directors, as amended (the "Plan") (incorporated by reference to Exhibit 99 to the Registrant's Registration Statement on Form S-8, Registration No. 33-92518).

99.2                 Amendment No. 1 to the Plan (incorporated by reference to
                    Exhibit 10.10 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996)

99.3                 Amendment No. 2 to the Plan.

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*Included in Exhibit 5.